Exhibit 99.1

Ixia Announces Preliminary Financial Results for First Quarter 2016

CALABASAS, CA, April 14, 2016 - Ixia (Nasdaq: XXIA) today reported certain preliminary financial results for the first quarter ended March 31, 2016.

Ixia currently expects revenue for the 2016 first quarter to be between $108 million and $111 million, below the company’s previous guidance of $121 million to $126 million. The company currently expects a GAAP loss for the quarter of between $0.03 and $0.05 per diluted share, compared with previous guidance of breakeven to a loss of $0.04 per diluted share. The company currently expects non-GAAP earnings for the quarter to be between $0.05 and $0.08 per diluted share, compared with previous guidance of between $0.10 and $0.14 per diluted share.

"We are disappointed with our first quarter results. Our topline performance was primarily impacted by an unexpected and marked slowdown in network test spending from our North America network equipment manufacturer customers in March, and we continued to experience delays in closing network visibility deals," said Bethany Mayer, Ixia’s president and chief executive officer. "Despite these near-term headwinds, we remain confident in our strategy to grow our business and are committed to financial discipline.”

These are preliminary results and remain subject to the completion of the company's customary quarterly financial closing and review procedures. Material adjustments may arise between the date of this press release and the dates on which Ixia announces its full 2016 first quarter results and files its Form 10-Q for the first quarter with the SEC.

2016 First Quarter Conference Call

Ixia will release its full financial results for the 2016 first quarter after the U.S. markets close on Tuesday, May 3, 2016.

Ixia will also host a conference call to discuss the company’s 2016 first quarter results and its business outlook and guidance for the 2016 second quarter on Tuesday, May 3, 2016, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

The call will be open to the public, and interested parties may listen to the call by dialing (844) 858-9864. A live audio webcast of the conference call will be accessible from the "Investors" section of the company's website (www.ixiacom.com/investors). Following the live webcast, an archived version will be available in the "Investors" section of the Ixia website for at least 90 days.

Certain supplemental financial information will be posted promptly to the website following the issuance of Ixia’s 2016 first quarter results press release, and certain additional supplemental financial information will be posted just prior to the start of the conference call.

Non-GAAP Financial Measures

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP earnings per diluted share measures, which exclude certain non-cash and/or non-recurring income and expense items such as expenses relating to internal investigations and any related remediation efforts, the pending securities class action and shareholder derivative action against the company and certain of its current and former officers and directors as well as an ongoing SEC investigation, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to and/or reflective of the underlying performance of our business operations. We believe that, by excluding these items, these non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, evaluating our ongoing business operations, identifying and assessing financial and business trends, and comparing our results of operations on a consistent basis from period to period. Non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. Non-GAAP financial measures are also used by management to plan and forecast future periods and to assist management in making operating and strategic decisions. The presentation of Non-GAAP financial information is not prepared in accordance with GAAP. The information may not necessarily be comparable to that of other companies that may calculate their non-GAAP financial measures differently and should be considered as a supplement to, and not a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures included in the attached financial tables and also posted on our website.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements made in this press release may be deemed to be forward-looking statements including, without limitation, statements regarding the company’s expectations regarding certain of its financial results for the first quarter of 2016 and regarding the company’s strategy to grow its business and financial discipline. In some cases, such forward-looking statements can be identified by words such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," or the like. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties, as well as other factors, may cause our future results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause the actual results to differ materially from those expressed or implied in such forward-looking statements include, among others: any changes to our expected financial results resulting from the completion of our quarterly financial close and review procedures, our success in developing, producing, and introducing new products and in keeping pace with the rapid technological changes that characterize our market; our success in developing new sales channels and customers; market acceptance of our products; competition; changes in the global economy and in market conditions; consistency of orders from significant customers; our success in leveraging our intellectual property portfolio, expertise and market opportunities; our expectations regarding the transition into Software Defined Networks (SDN) and Network Functions Virtualization (NFV); material weaknesses in our internal controls; the company’s ability to manage expenses; and war, terrorism, political unrest, natural disasters, cybersecurity attacks, and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain, and/or impact the delivery of our products. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ixia

Ixia (Nasdaq: XXIA) provides testing, visibility, and security solutions, strengthening applications across physical and virtual networks for enterprises, service providers, and network equipment manufacturers. Ixia offers companies trusted environments in which to develop, deploy, and operate. Customers worldwide rely on Ixia to verify their designs, optimize their performance, and ensure protection of their networks to make their applications stronger.

Learn more at www.ixiacom.com.

Ixia and the Ixia logo are trademarks or registered trademarks of Ixia in the United States and other jurisdictions.

Financial Contact:
The Blueshirt Group
Maria Riley
Tel: 415-217-7722

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(unaudited)

Reconciliation of GAAP to Non-GAAP diluted earnings (loss) per share - Current Expectations:

	Three Months Ended March 31, 2016
	Low end of range	High end of range
GAAP diluted loss per share	$(0.05)	$(0.03)
Adjustments:
Stock-based compensation (a)	0.06	0.06
Amortization of intangible assets (b)	0.12	0.12
Investigations, shareholder litigation and related matters (c)	0.01	0.01
Income tax effect (d)	(0.09)	(0.08)
Non-GAAP diluted earnings per share	$0.05	$0.08

Reconciliation of GAAP to Non-GAAP diluted earnings (loss) per share - Previous Expectations:

	Three Months Ended March 31, 2016
	Low end of range	High end of range
GAAP diluted loss per share	$(0.04)	$0.00
Adjustments:
Stock-based compensation (a)	0.05	0.07
Amortization of intangible assets (b)	0.13	0.13
Investigations, shareholder litigation and related matters (c)	0.00	0.00
Income tax effect (d)	(0.04)	(0.06)
Non-GAAP diluted earnings per share	$0.10	$0.14

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the securities class action against the company and certain of its current and former officers and directors as well as a shareholder derivative action, and (iii) an SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(d)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), and (c), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.